Exhibit 99(t)

POWER OF ATTORNEY

Each Undersigned Trustee and Officer of MassMutual AccessSM Private Equity Fund (the “Fund”), does hereby severally constitute and appoint Andrew M. Goldberg, Jill Nareau Robert, Sadie R. Gordon, and Timothy W. Diggins, and each of them individually, as his or her true and lawful attorneys and agents.

Such attorneys and agents shall have full power of substitution and resubstitution and to take any and all action and execute any and all instruments on the Undersigned’s behalf as a Trustee or Officer of the Fund that said attorneys and agents may deem necessary or appropriate to enable the Fund to comply with the Securities and Exchange Commission (the “Commission”) thereunder. This power of attorney applies to the Registration Statement of the Fund on Form N-2, any and all subsequent Post-Effective Amendments to such Registration Statement, any and all supplements or other instruments in connection therewith, any subsequent Registration Statements for the same offering which may be filed under the Securities Act of 1933, as amended (the “1933 Act”), any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed pursuant to the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act of 1940, as amended (the “1940 Act”)), and the rules thereunder, the Commodities Exchange Act, as amended, and/or any rules or regulations passed or adopted by the National Futures Association (“NFA”), the Financial Industry Regulatory Authority (“FINRA”), and/or any other self-regulatory organization (each, an “SRO”) to whose authority the Fund is subject, and any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed to comply with the statutes, rules, regulations, or laws of any state or jurisdiction, including those required to qualify to do business in any such state or jurisdiction (collectively, the “Securities and Commodities Laws”). It specifically authorizes such attorneys and agents to sign the Undersigned’s name on his or her behalf as a Trustee or Officer to the Registration Statements and to any instruments or documents filed or to be filed with the Commission under the 1933 Act and the 1940 Act in connection with such Registration Statements, including any and all amendments to such statements, documents, or instruments. It further authorizes such attorneys and agents to file the same, with all exhibits thereto, and other agreements, documents, and other instruments in connection therewith, with the appropriate regulatory body including, but not limited to, the Commission, the Commodity Futures Trading Commission, the NFA, FINRA, and any SRO, and/or the securities regulators or other agency or regulatory body of the appropriate states and territories.

The Undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof. This Power of Attorney shall remain in full force and effect until revoked in a signed writing delivered to the attorneys-in-fact.

IN WITNESS WHEREOF, each Undersigned has set his or her hand on this 16th day of October, 2021.

/s/Nabil N. El-Hage	Trustee
Nabil N. El-Hage

/s/Susan B. Sweeney	Trustee
Susan B. Sweeney

IN WITNESS WHEREOF, each Undersigned has set his or her hand on this 17th day of October, 2021.

/s/Renee Hitchcock	Chief Financial Officer and Treasurer
Renee Hitchcock	(Principal Financial Officer)

/s/Jason J. Price	Trustee
Jason J. Price

IN WITNESS WHEREOF, each Undersigned has set his or her hand on this 18th day of October, 2021.

/s/ Karl Beinkampen	President and Chief Executive Officer
Karl Beinkampen	(Principal Executive Officer)

IN WITNESS WHEREOF, each Undersigned has set his or her hand on this 19th day of October, 2021.

/s/ Douglas Russell	Trustee
Douglas Russell

IN WITNESS WHEREOF, each Undersigned has set his or her hand on this 4th day of January, 2022.

/s/ Cynthia Plouché	Trustee
Cynthia Plouché